Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

(Investor Relations)	(Corporate Press)
Henry A. Diamond	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications & Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software, Inc.
(646) 536-3005	(646) 536-2983
Henry.Diamond@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software, Inc. Reports Results for Fiscal Second Quarter 2018

GAAP net revenue grew 6% to $443.6 million

GAAP net loss was $0.03 per diluted share

Net Bookings grew 20% to $577.0 million

New York, NY — November 7, 2017 — Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today reported results for its fiscal second quarter 2018, ended September 30, 2017.  In addition, the Company provided its initial financial outlook for its fiscal third quarter ending December 31, 2017, and updated its financial outlook for its fiscal year ending March 31, 2018.

Fiscal Second Quarter 2018 GAAP Financial Highlights

Net revenue was $443.6 million, as compared to $420.2 million in last year’s fiscal second quarter.  Recurrent consumer spending (virtual currency, add-on content and microtransactions) grew 66% year-over-year and accounted for 48% of total net revenue.  The largest contributors to net revenue in fiscal second quarter 2018 were NBA® 2K17, Grand Theft Auto® Online and Grand Theft Auto V, WWE® SuperCard and WWE 2K17, and XCOM® 2.

Digitally-delivered net revenue grew 31% to $302.9 million, as compared to $230.8 million in last year’s fiscal second quarter, and accounted for 68% of total net revenue.  The largest contributors to digitally-delivered net revenue in fiscal second quarter 2018 were NBA 2K17, Grand Theft Auto Online and Grand Theft Auto V, XCOM 2, and WWE SuperCard.

Net loss was $2.7 million, or $0.03 per diluted share, as compared to net income of $36.4 million, or $0.39 per diluted share, for the comparable period last year.

As of September 30, 2017, the Company had cash and short-term investments of $1.263 billion.

The following data, together with a management reporting tax rate of 22%, are used internally by the Company’s management and Board of Directors to adjust the Company’s GAAP financial results in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ended September 30, 2017
		Financial Data
$ in thousands	Statement of Operations	Change in deferred net revenue and related cost of goods sold	Stock- based compensation	Non-cash amounts related to convertible notes	Acquisition related expenses	Amortization & impairment of acquired intangible assets	Business reorganization	Other, net

Net revenue	$443,562	133,427
Cost of goods sold	246,548	33,930	(28,065)			(4,899)

Gross profit	197,014	99,497	28,065			4,899

Operating expenses	208,333		(30,946)		7,012	(15,523)	(1,713)

Income (loss) from operations	(11,319)	99,497	59,011		(7,012)	20,422	1,713
Interest and other, net	(2,969)			5,640				(93)
Income (loss) before income taxes	(14,288)	99,497	59,011	5,640	(7,012)	20,422	1,713	(93)

In order to calculate net income per diluted share for management reporting purposes, the Company uses its fully diluted share count of 118.1 million and adds back to net income the interest expense, net of tax, on the convertible notes of $0.3 million.

Operational Metric — Net Bookings

As previously announced, starting with fiscal second quarter 2018, Take-Two has changed the name of its operational metric from Net Sales to Net Bookings.  The Company has made this change to avoid confusion with the net sales captions used by some companies in their GAAP financial statements, and to be consistent with operational metrics provided by its peers.  Net Bookings is defined as the net amount of products and services sold digitally or sold-in physically during the period, and includes licensing fees, merchandise, in-game advertising, strategy guides and publisher incentives.  The Company’s definition of Net Bookings is identical to its previous definition of Net Sales.

During fiscal second quarter 2018, total Net Bookings grew 20% to $577.0 million, as compared to $479.4 million during last year’s fiscal second quarter.  Net Bookings from recurrent consumer spending grew 84% year-over-year and accounted for 42% of total Net Bookings.  The largest contributors to Net Bookings were NBA 2K18 and NBA 2K17, Grand Theft Auto Online and Grand Theft Auto V, Dragon City and Monster Legends, and XCOM 2.

Catalog accounted for $310.5 million of Net Bookings led by Grand Theft Auto, NBA 2K, Dragon City and Monster Legends, and XCOM 2.

Digitally-delivered Net Bookings grew 52% to $355.7 million, as compared to $234.2 million in last year’s fiscal second quarter, and accounted for 62% of total Net Bookings.  The largest contributors to digitally-delivered Net Bookings in fiscal second quarter 2018 were Grand Theft Auto Online and Grand Theft Auto V, NBA 2K18 and NBA 2K17, Dragon City and Monster Legends, and XCOM 2.

Management Comments

“Our positive momentum continued in the second quarter, enabling Take-Two to deliver another period of better-than-expected operating results,” said Strauss Zelnick, Chairman and CEO of Take-Two.  “Grand Theft Auto Online delivered its best quarter yet, Net Bookings from Grand Theft Auto V grew year-over-year, and we enjoyed the successful launch of NBA 2K18, which generated growth in both units sold and recurrent consumer spending.

“As a result of our outperformance in the second quarter and increased forecast for the remainder of the fiscal year, we are raising our fiscal 2018 outlook for Net Bookings and net cash provided by operating activities.  We now expect fiscal 2018 to be another year of Net Bookings growth, as well as strong cash flow.  Looking ahead, we expect fiscal 2019 to be a record year for Net Bookings and net cash provided by operating activities led by the upcoming launches of Rockstar Games’ Red Dead Redemption 2 and a highly anticipated new title from one of 2K’s biggest franchises.  We have a robust development pipeline and are better positioned than ever for long-term growth and margin expansion.”

Business and Product Highlights

Since July 1, 2017:

Rockstar Games:

•                  Grand Theft Auto V has now sold in more than 85 million units.  According to The NPD Group, Grand Theft Auto V is now the all-time best-selling video game, both in revenues and units, based on combined U.S. digital and physical sales across PC, console and portable.

•                  Released new free content updates for Grand Theft Auto Online, including:

•                  Smuggler’s Run, a major update focused on aerial vehicles and gameplay that introduces new smuggling-based business opportunities, a new Hangar property for storing a range of aircraft, including planes, choppers and ultralights for transporting criminal cargo across the state; and an array of themed content drops post-launch featuring:

•                  Motor Wars, a vehicle-based battle for survival in an ever-shrinking combat area.

•                  The Bombushka military bomber and Bombushka Run Adversary Mode.

•                  The Mammoth Mogul aircraft and Stockpile, a new, jet-fueled take on capture-the-flag.

•                  Transform Races, a new form of Stunt Race where players switch vehicle classes instantly mid-race across land, air and sea.

•                  Special Halloween content including the Vigilante weaponized vehicle, the Seabreeze aircraft and Condemned, a nightmarish version of tag where the only way to escape certain death is to take down another player.

•                  Announced that new versions of the blockbuster detective thriller, L.A. Noire, are scheduled to release on November 14, 2017 for Nintendo Switch™, PlayStation®4 and Xbox One.  These new versions include the original L.A. Noire game plus all of its additional downloadable content, with specific enhancements tailored to the unique capabilities of each platform.  Following these in December, 2017, comes LA Noire: The VR Case Files, featuring seven select cases from the original game rebuilt specifically for a virtual reality experience on the HTC VIVE™ system.

2K:

•                  Launched WWE 2K18 for PlayStation 4, Xbox One and PC.  Developed collaboratively by Yuke’s and Visual Concepts, WWE 2K18 features Seth Rollins as its cover Superstar, along with the largest playable roster in franchise history, the new online-centric Road to Glory mode, notable gameplay improvements, and a powerful new graphics engine.  In addition, WWE 2K18 will be released for Nintendo Switch during fall 2017, marking the first time in five years that a WWE game has been available on a Nintendo platform.  WWE 2K18 is being supported with a series of downloadable content, including a Season Pass.

•                  Launched NBA 2K18, the current iteration of our top-rated and top-selling NBA video game simulation series, for PlayStation 4, PlayStation 3, Xbox One, Xbox 360, Nintendo Switch and PC.  Developed by Visual Concepts, NBA 2K18 received positive reviews from influential critics, including 91/100 from Forbes, 9/10 from Game Informer and 4.5/5 from Digital Trends.  To date, NBA 2K18 has sold-in over 6 million units, and both sell-in and sell-through of the title have grown more than 20% over the prior year’s release, including a significant increase in digitally-delivered sales.

•                  Released XCOM 2: War of the Chosen, the expansion pack for the 2016 award-winning strategy title from Firaxis Games, for PlayStation 4, Xbox One and PC.  Fans and critics have been delighted by the new Chosen enemies and Faction Heroes, with Game Informer awarding the title 9.25 out of 10 calling it, “One of the most rewarding strategy games in years”.

•                  Released Sign of the Times — the third downloadable add-on content pack for Mafia III, which is available for individual purchase or as part of the title’s Season Pass, for PlayStation 4, Xbox One and PC.

Financial Outlook for Fiscal 2018

Take-Two is providing its initial financial outlook for its fiscal third quarter ending December 31, 2017, and updating its financial outlook for its fiscal year ending March 31, 2018, as follows:

Third Quarter Ending December 31, 2017

•                  GAAP net revenue is expected to range from $440 to $490 million

•                  GAAP net (loss) is expected to range from ($40) to ($29) million

•                  GAAP diluted net (loss) per share is expected to range from ($0.35) to ($0.25)

•                  Share count used to calculate GAAP diluted net loss per share is expected to be 113.6 million (1)

•                  Net Bookings (operational metric) are expected to range from $610 to $660 million

The Company is also providing selected data and its management reporting tax rate of 22% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Three Months Ending December 31, 2017
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock-based compensation (3)	Non-cash amounts related to convertible notes	Amortization of acquired intangible assets

Net revenue	$440 to $490	$170
Cost of goods sold	$262 to $291	$40	$(7)		$(4)
Operating Expenses	$220 to $230		$(26)		$(4)
Interest and other, net	($1)			$(1)
Income (loss) before income taxes	($41) to ($30)	$130	$33	$1	$8

Fiscal Year Ending March 31, 2018

As a result of its better-than-expected fiscal second quarter 2018 operating performance and increased outlook for the remainder of the fiscal year, Take-Two is raising its fiscal year 2018 outlook for Net Bookings and net cash provided by operating activities.  In addition, due primarily to higher internal royalties driven by the strong performance of Grand Theft Auto V and Grand Theft Auto Online, as well as higher equity compensation expense, the Company is reducing its outlook for GAAP net income.

•                  GAAP net revenue is expected to range from $1.74 to $1.84 billion

•                  GAAP net income is expected to range from $63 to $91 million

•                  GAAP diluted net income per share is expected to range from $0.55 to $0.80

•                  Share count used to calculate GAAP diluted net income per share is expected to be 113.6 million (4)

•                  Net cash provided by operating activities is expected to be approximately $300 million

•                  Capital expenditures are expected to be approximately $60 million

•                  Net Bookings (operational metric) are expected to range from $1.93 to $2.03 billion

The Company is also providing selected data and its management reporting tax rate of 22% that are used internally by its management and Board of Directors to adjust the Company’s GAAP financial outlook in order to facilitate comparison of its operating performance between periods and to better understand its core business and future outlook:

	Twelve Months Ending March 31, 2018
		Financial Data
$ in millions	GAAP outlook (2)	Change in deferred net revenue and related cost of goods sold	Stock- based compensation (3)		Non-cash amounts related to convertible notes	Acquisition related expenses	Amortization & impairment of acquired intangible assets	Business reorganization excluding stock-based compensation

Net revenue	$1,740 to $1,840	$194

Cost of goods sold	$893 to $944	$10	$(44)				$(16)

Operating Expenses	$805 to $825		$(100	)(5)		$7	$(27)	$(12)
Interest and other, net	$3				$(11)
Income (loss) before income taxes	$39 to $68	$184	$144		$11	$(7)	$43	$12

(1)         For the fiscal third quarter ending December 31, 2017, the Company’s fully diluted share count used for management reporting purposes is expected to be 119.8 million, which includes 113.6 million basic shares, 4.2 million shares representing the potential dilution from unvested employee stock grants, and 2.0 million shares representing the potential dilution from convertible notes.  The interest expense, net of tax, on the convertible notes, which is added back to net income to calculate diluted net income per share for management reporting purposes is $0.1 million.  Take-Two’s GAAP net income per diluted share outlook is calculated using its basic share count of 113.6 million because using the “if-converted” method and the Company’s fully diluted share count of 119.8 million would have been anti-dilutive.

(2)         The individual components of the financial outlook may not foot to the totals as the Company does not expect actual results for every component to be at the low end or high end of the outlook range simultaneously.

(3)         The Company’s stock-based compensation expense for the periods above includes the cost of approximately 0.6 million restricted stock units previously granted to ZelnickMedia that are subject to variable accounting.  Actual expense to be recorded in connection with these shares is dependent upon several factors, including future changes in Take-Two’s stock price.

(4)         For the fiscal year ending March 31, 2018, the Company’s fully diluted share count used for management reporting purposes is expected to be 118.8 million, which includes 110.0 million basic shares, 3.6 million shares representing the potential dilution from unvested employee stock grants, and 5.2 million shares representing the potential dilution from convertible notes.  The interest expense, net of tax, on the convertible notes, which is added back to net income to calculate diluted net income per share for management reporting purposes is $1.0 million.  Take-Two’s GAAP net income per diluted share outlook is calculated using a diluted share count of 113.6 million (basic shares plus unvested employee stock grants ), because using the “if-converted” method and the Company’s fully diluted share count of 118.8 million would have been anti-dilutive.

(5)         Includes $2.4 million of stock-based compensation related to business reorganization.

Key assumptions and dependencies underlying the Company’s financial outlook include: the timely delivery of the titles included in this financial outlook; continued consumer acceptance of the Xbox One and PlayStation 4; the ability to develop and publish products that capture market share for these new-generation systems while also leveraging opportunities on the Nintendo Switch, Xbox 360, PlayStation 3, PC and mobile platforms; and stable foreign exchange rates.  See also “Cautionary Note Regarding Forward Looking Statements” below.

Product Releases

The following titles were released since July 1, 2017:

Label	Title	Platforms	Release Date
2K	Mafia III: Sign of the Times (DLC)	PS4, Xbox One, PC	July 25, 2017
2K	Sid Meier’s Civilization VI: Nubia Civilization/Scenario Pack (DLC)	PC	July 27, 2017
2K	XCOM 2: War of the Chosen (DLC)	PC	August 29, 2017
2K	XCOM 2: War of the Chosen (DLC)	PS4, Xbox One	September 12, 2017
2K	NBA 2K18	PS4, PS3, Xbox One, Xbox 360, Switch (digital), PC	September 15, 2017
2K	NHL SuperCard	iOS, Android	October 4, 2017
2K	WWE 2K18	PS4, Xbox One	October 13, 2017
2K	NBA 2K18	Switch (physical)	October 17, 2017
2K	WWE 2K18	PC	October 17, 2017
2K	WWE 2K18: Accelerator (DLC)	PS4, Xbox One, PC	October 17, 2017
2K	WWE 2K18: MyPlayer Kickstarter (DLC)	PS4, Xbox One, PC	October 17, 2017
2K	Sid Meier’s Civilization VI: Khemer & Indonesia Civilization/Scenario Pack (DLC)	PC	October 19, 2017

                Take-Two’s lineup of future titles announced to date includes:

Label	Title	Platforms	Release Date
Rockstar Games	L.A. Noire	Xbox One, PS4, Switch	November 14, 2017
Rockstar Games	L.A. Noire: The VR Case Files	HTC Vive	December, 2017
2K	WWE 2K18	Switch	Fall 2017
Take-Two	Kerbal Space Program: Making History Expansion	PC	Fiscal 4th Quarter 2018
Rockstar Games	Red Dead Redemption 2	PS4, Xbox One	Spring 2018

Conference Call

Take-Two will host a conference call today at 4:30 p.m. Eastern Time to review these results and discuss other topics.  The call can be accessed by dialing (877) 407-0984 or (201) 689-8577.  A live listen-only webcast of the call will be available by visiting http://ir.take2games.com and a replay will be available following the call at the same location.

Final Results

The financial results discussed herein are presented on a preliminary basis; final data will be included in Take-Two’s Quarterly Report on Form 10-Q for the period ended September 30, 2017.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. The Company develops and publishes products principally through its two wholly-owned labels Rockstar Games and 2K. Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services. The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games, and risks associated with international operations. Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” the Company’s most recent Quarterly Report on Form 10-Q, and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

#  #  #

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three months ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016

Net revenue	$443,562	$420,167	$861,778	$731,719

Cost of goods sold:
Internal royalties	104,049	77,425	181,753	137,098
Software development costs and royalties	66,782	45,194	110,411	108,853
Product costs	42,563	55,059	86,632	100,038
Licenses	33,154	27,927	62,321	50,996
Total cost of goods sold	246,548	205,605	441,117	396,985

Gross profit	197,014	214,562	420,661	334,734

Selling and marketing	76,914	80,187	129,128	151,321
General and administrative	60,824	49,685	121,427	96,428
Research and development	49,999	30,005	92,268	63,905
Business reorganization	1,713	—	12,312	—
Depreciation and amortization	18,883	7,491	26,626	14,869
Total operating expenses	208,333	167,368	381,761	326,523
Income (loss) from operations	(11,319)	47,194	38,900	8,211
Interest and other, net	(2,969)	(7,078)	(5,777)	(11,584)
Gain on long-term investments, net	—	—	—	1,350
Income (loss) before income taxes	(14,288)	40,116	33,123	(2,023)
(Benefit from) provision for income taxes	(11,552)	3,684	(24,417)	112
Net income (loss)	$(2,736)	$36,432	$57,540	$(2,135)

Earnings (loss) per share:
Basic earnings (loss) per share	$(0.03)	$0.42	$0.54	$(0.03)
Diluted earnings (loss) per share	$(0.03)	$0.39	$0.53	$(0.03)

Weighted average shares outstanding:
Basic	109,430	87,176	107,232	84,990
Diluted	109,430	115,202	109,356	84,990

Computation of Basic EPS:
Net income (loss)	$(2,736)	$36,432	$57,540	$(2,135)
Less: net income allocated to participating securities	—	(745)	(487)	—
Net loss for basic and diluted EPS calculation	$(2,736)	$35,687	$57,053	$(2,135)

Weighted average shares outstanding - basic	109,430	87,176	107,232	84,990
Less: weighted average participating shares outstanding	—	(1,783)	(908)	—
Weighted average common shares outstanding - basic	109,430	85,393	106,324	84,990

Basic earnings (loss) per share	$(0.03)	$0.42	$0.54	$(0.03)

Computation of Diluted EPS:
Net income (loss)	$(2,736)	$36,432	$57,540	$(2,135)
Less: net income allocated to participating securities	—	(564)	(478)	—
Add: interest expense, net of tax, on Convertible Notes	—	8,669	—	—
Net income (loss) for diluted EPS calculation	$(2,736)	$44,537	$57,062	$(2,135)

Weighted average common shares outstanding - basic	109,430	85,393	106,324	84,990
Add: dilutive effect of common stock equivalents	—	29,809	3,032	—
Total weighted average shares outstanding - diluted	109,430	115,202	109,356	84,990
Less: weighted average participating shares outstanding	—	(1,783)	(908)	—
Weighted average common shares outstanding - diluted	109,430	113,419	108,448	84,990

Diluted earnings (loss) per share	$(0.03)	$0.39	$0.53	$(0.03)

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	March 31,
	2017	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$749,626	$943,396
Short-term investments	513,516	448,932
Restricted cash	469,101	337,818
Accounts receivable, net of allowances of $50,109 and $66,483 at September 30, 2017 and March 30, 2017, respectively	429,019	219,558
Inventory	36,431	16,323
Software development costs and licenses	41,983	41,721
Deferred cost of goods sold	115,135	127,901
Prepaid expenses and other	100,704	59,593
Total current assets	2,455,515	2,195,242

Fixed assets, net	86,689	67,300
Software development costs and licenses, net of current portion	595,076	381,910
Deferred cost of goods sold, net of current portion	10,820	—
Goodwill	381,359	359,115
Other intangibles, net	116,527	110,262
Other assets	50,394	35,325
Total assets	$3,696,380	$3,149,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,810	$31,892
Accrued expenses and other current liabilities	952,568	750,875
Deferred revenue	822,126	903,125
Total current liabilities	1,850,504	1,685,892

Long-term debt	52,369	251,929
Non-current deferred revenue	167,070	10,406
Other long-term liabilities	153,991	197,199
Total liabilities	2,223,934	2,145,426

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000 shares authorized	—	—
Common stock, $.01 par value, 200,000 shares authorized; 130,723 and 119,813 shares issued and 113,531 and 102,621 outstanding at September 30, 2017 and March 31, 2017, respectively	1,307	1,198
Additional paid-in capital	1,845,450	1,452,754
Treasury stock, at cost; 17,192 common shares at September 30, 2017 and March 31, 2017, respectively	(303,388)	(303,388)
Accumulated deficit	(42,451)	(99,694)
Accumulated other comprehensive loss	(28,472)	(47,142)
Total stockholders’ equity	1,472,446	1,003,728
Total liabilities and stockholders’ equity	$3,696,380	$3,149,154

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended September 30,
	2017	2016

Operating activities:
Net income (loss)	$57,540	$(2,135)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization and impairment of software development costs and licenses	38,862	63,459
Depreciation	15,369	14,869
Amortization and impairment of intellectual property	17,286	—
Impairment of in-process research and development	11,257	—
Stock-based compensation	83,083	33,333
Amortization of discount on Convertible Notes	13,915	12,981
Gain on conversions of Convertible Notes	(4,141)	—
Amortization of debt issuance costs	482	779
Other, net	1,194	(2,912)
Changes in assets and liabilities:
Restricted cash	(131,283)	(106,940)
Accounts receivable	(209,198)	(212,032)
Inventory	(18,721)	(62,555)
Software development costs and licenses	(146,009)	(148,512)
Prepaid expenses and other assets	(45,089)	(8,560)
Deferred revenue	65,671	80,913
Deferred cost of goods sold	4,379	(17,287)
Accounts payable, accrued expenses and other liabilities	246,472	303,790
Net cash provided by (used in) operating activities	1,069	(50,809)

Investing activities:
Change in bank time deposits	(40,000)	66,841
Proceeds from available-for-sale securities	111,480	72,387
Purchases of available-for-sale securities	(134,273)	(74,552)
Purchases of fixed assets	(32,717)	(8,283)
Proceeds from sale of long-term investments	—	1,350
Purchase of long-term investments	—	(1,885)
Asset acquisition	(25,965)	—
Net cash (used in) provided by investing activities	(121,475)	55,858

Financing activities:
Excess tax benefit from stock-based compensation	—	1,143
Tax payment related to net share settlements on restricted stock awards	(86,125)	(30,621)
Net cash used in financing activities	(86,125)	(29,478)

Effects of foreign exchange rates on cash and cash equivalents	12,761	(4,310)

Net change in cash and cash equivalents	(193,770)	(28,739)
Cash and cash equivalents, beginning of year	943,396	798,742
Cash and cash equivalents, end of period	$749,626	$770,003

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Product Platform

(in thousands)

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$276,005	62%	$252,483	60%
International	167,557	38%	167,684	40%
Total net revenue	$443,562	100%	$420,167	100%

Net bookings by geographic region
United States	$348,082	60%	$297,969	62%
International	228,907	40%	181,472	38%
Total net bookings	$576,989	100%	$479,441	100%

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$302,886	68%	$230,759	55%
Physical retail and other	140,676	32%	189,408	45%
Total net revenue	$443,562	100%	$420,167	100%

Net bookings by distribution channel
Digital online	$355,736	62%	$234,178	49%
Physical retail and other	221,253	38%	245,263	51%
Total net bookings	$576,989	100%	$479,441	100%

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016
	Amount	% of Total	Amount	% of Total
Net revenue by product platform
Console	$360,465	81%	$230,759	55%
PC and other	83,097	19%	189,408	45%
Total net revenue	$443,562	100%	$420,167	100%

Net bookings by product platform
Console	$485,864	84%	$421,384	88%
PC and other	91,125	16%	58,057	12%
Total net bookings	$576,989	100%	$479,441	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

Net Revenue and Net Bookings by Geographic Region, Distribution Channel, and Product Platform

(in thousands)

	Six Months Ended September 30, 2017		Six Months Ended September 30, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by geographic region
United States	$534,265	62%	$445,584	61%
International	327,513	38%	286,135	39%
Total net revenue	$861,778	100%	$731,719	100%

Net bookings by geographic region
United States	$547,953	59%	$441,209	59%
International	377,341	41%	310,787	41%
Total net bookings	$925,294	100%	$751,996	100%

	Six Months Ended September 30, 2017		Six Months Ended September 30, 2016
	Amount	% of Total	Amount	% of Total

Net revenue by distribution channel
Digital online	$571,122	66%	$402,837	55%
Physical retail and other	290,656	34%	328,882	45%
Total net revenue	$861,778	100%	731,719	100%

Net bookings by distribution channel
Digital online	$636,650	69%	$425,341	57%
Physical retail and other	288,644	31%	326,655	43%
Total net bookings	$925,294	100%	$751,996	100%

	Six Months Ended September 30, 2017		Six Months Ended September 30, 2016
	Amount	% of Total	Amount	% of Total
Net Revenues by product platform
Console	$705,382	82%	$607,064	83%
PC and other	156,396	18%	124,655	17%
Total net revenue	$861,778	100%	$731,719	100%

Net bookings by product platform
Console	$751,614	81%	$635,228	84%
PC and other	173,680	19%	116,768	16%
Total net bookings	$925,294	100%	$751,996	100%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Three Months Ended September 30, 2017	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$443,562	$104,049	$66,782	$42,563	$33,154	$76,914
Net effect from deferral and related cost of goods sold	133,427		4,604	16,538	12,788
Stock-based compensation			(28,065)			(3,186)
Amortization and impairment of acquired intangibles			(4,899)			(2,470)

Three Months Ended September 30, 2017	General and Administrative	Research and Development	Business Reorganization	Depreciation and Amortization	Interest and Other, net

As reported	$60,824	$49,999	$1,713	$18,883	$(2,969)
Stock-based compensation	(19,458)	(8,302)
Non-cash amounts related to Convertible Notes					5,640
Acquisition related expenses	7,012
Amortization and impairment of acquired intangibles	(38)	(1,630)		(11,385)
Impact of business reorganization			(1,713)
Other, net					(93)

Three Months Ended September 30, 2016	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$420,167	$77,425	$45,194	$55,059	$27,927	$80,187
Net effect from deferral and related cost of goods sold	59,274		4,795	11,691	12,293
Stock-based compensation			(5,566)			(2,279)

Three Months Ended September 30, 2016	General and Administrative	Research and Development	Depreciation and Amortization	Interest and Other, net

As reported	$49,685	$30,005	$7,491	$(7,078)
Stock-based compensation	(9,774)	(614)
Non-cash amortization of discount on Convertible Notes				6,882

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES

ADDITIONAL DATA

(in thousands)

Six Months Ended September 30, 2017	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$861,778	$181,753	$110,411	$86,632	$62,321	$129,128
Net effect from deferral and related cost of goods sold	63,516		(3,052)	(1,268)	(2,043)
Stock-based compensation			(31,546)			(5,772)
Amortization and impairment of acquired intangibles			(9,140)			(4,778)

Six Months Ended September 30, 2017	General and Administrative	Research and Development	Business Reorganization	Depreciation and Amortization	Interest and Other, net

As reported	$121,427	$92,268	$12,312	$26,626	$(5,777)
Stock-based compensation	(32,578)	(10,766)	(2,421)
Non-cash amounts related to Convertible Notes					9,774
Non-cash (gain) loss on redemption of Convertible Notes
Acquisition related expenses	6,956
Amortization and impairment of acquired intangibles		(3,153)		(11,505)
Impact of business reorganization			(9,891)
Other, net					(93)

Six Months Ended September 30, 2016	Net Revenue	Cost of Goods Sold- Internal Royalties	Cost of Goods Sold- Software Development Costs and Royalties	Cost of Goods Sold- Product Costs	Cost of Goods Sold- Licenses	Selling and Marketing

As reported	$731,719	$137,098	$108,853	$100,038	$50,996	$151,321
Net effect from deferral and related cost of goods sold	20,277		2,069	2,799	(713)	(4,828)
Stock-based compensation			(9,952)

Six Months Ended September 30, 2016	General and Administrative	Research and Development	Depreciation and Amortization	Interest and Other, net	Gain on long-term investments

As reported	$96,428	$63,905	$14,869	$(11,584)	$1,350
Stock-based compensation	(16,479)	(2,074)
Non-cash amortization of discount on Convertible Notes				12,981
Impact of business reorganization
Gain on long-term investment					(1,350)